                                                                    Exhibit 10.1

                       CONNECTIVITY PRODUCTS INCORPORATED

                                 NINTH AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


     This NINTH AMENDMENT (this "Amendment"), dated as of April 30, 1998, is among CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation (the "Borrower"), NBD BANK as Administrative Agent (the "Administrative Agent"), BANKBOSTON, N.A., F/K/A THE FIRST NATIONAL BANK OF BOSTON as Documentation Agent (the "Documentation Agent", and together with the Administrative Agent, the "Co-Agents") for the lending institutions (the "Banks") listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) and the Banks.

     WHEREAS, the Borrower, the Banks and the Co-Agents are parties to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 31, 1996 (as amended by the First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 26, 1996, the Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 30, 1996, the [First Amendment of Certain Security Documents and Subordination Agreement and] Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 24, 1997, the Fourth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 31, 1997, the Fifth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, the Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 11, 1997, the Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 25, 1997, and the Eighth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 30, 1997, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have made loans to and may issue letters of credit for the benefit of the Borrower; and

     WHEREAS, the Borrower has requested that the Banks agree, and the Banks have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the Credit Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     ss.1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     ss.2. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

     (a)  Section 1.1 of the Credit Agreement is amended as follows:

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                                      -2-


          (i) The definition of ADMINISTRATIVE AGENT as set forth in such ss.1.1 is amended by deleting the reference to "NBD" and substituting "FNBB" therefor.

          (ii) The definition of APPLICABLE MARGIN as set forth in such ss.1.1 is amended by deleting such definition and restating it in its entirety as follows:

          APPLICABLE MARGIN. The Applicable Margin for all Revolving Credit Loans or with respect to the commitment fees as set forth in the table below:

          ---------------------------------------------------------
                  Revolving
                 Credit Loans               Commitment Fee
          ---------------------------------------------------------
                    1.00%                        .50%
          ---------------------------------------------------------

          (iii) The definition of BORROWING BASE as set forth in such ss.1.1 is amended by (A) deleting the period at the end of clause (b) and substituting "; plus" therefor and (B) adding the following new clauses
     (c), (d) and (e):

               (c)  seventy percent (70%) of the Appraised Value of Equipment;
          PLUS

               (d) the Value of Anicom Stock MINUS the Trading Value of the shares of common stock by Anicom, Inc. which are subject to a Claim Notice under and as defined in the Escrow Agreement; PLUS

               (e)  the Overadvance Amount.

          (iv) The definition of DRAWDOWN DATE set forth in such ss.1.1 is amended by deleting such definition and restating it in its entirety as follows:

          DRAWDOWN DATE. The date on which any Revolving Credit Loan is made or to be made.

          (v) The definitions of INTEREST PAYMENT DATE and INTEREST PERIOD as set forth in such ss.1.1 are amended by deleting such definitions and restating them in their entirety as follows:

          INTEREST PAYMENT DATE. The last day of each calendar quarter including the calendar quarter which includes the Drawdown Date.

          INTEREST PERIOD. Initially, the period commencing on the Drawdown Date of each Revolving Credit Loan and ending on the last day of the calendar quarter in which the Drawdown Date occurs and thereafter, each calendar quarter.

          (vi) The definition of LOAN DOCUMENTS as set forth in such ss.1.1 is amended by deleting the reference to "Notes" and substituting "Revolving Credit Notes" therefor.

          (vii) The definition of REFERENCE BANKS as set forth in such ss.1.1 is amended by deleting "NBD and" therefrom.

          (viii) The definition of REVOLVING CREDIT LOAN MATURITY DATE as set forth in such ss.1.1 is amended by deleting the date "May 31, 2002" and substituting "July 31, 1998" therefor.

          (ix) The definition of REVOLVING CREDIT NOTE RECORD as set forth in such ss.1.1 is amended by deleting such definition and restating it in its entirety as follows:

          REVOLVING CREDIT NOTE RECORD. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Note.

          (x)    Section 1.1 is further amended by:

          (A) adding the following new definitions to such ss.1.1 in the appropriate alphabetical order:

          APPRAISED VALUE OF THE EQUIPMENT. The appraised value of the equipment of the Borrower and its Wholly-Owned Subsidiaries used or useful in their respective businesses based upon the auction value appraisal conducted by an appraiser acceptable to the Administrative Agent and in form and substance satisfactory to the Administrative Agent.

          EFFECTIVE DATE OF THE NINTH AMENDMENT. June 2 , 1998.

          ESCROW AGREEMENT. The Stock Escrow Agreement, dated as of July 11, 1997, among the Borrower, Anicom, Inc., Reel Acquisition Corp., NBD in its capacity as administrative agent and Harris Trust and Savings Bank in its capacity as escrow agent, as amended and in effect.

          OVERADVANCE AMOUNT. Borrowing availability equal to (i) $8,000,000 during the period commencing on the Effective Date of the Ninth Amendment and ending on July 10, 1998, and (ii) $0.00 thereafter.

          TRADING VALUE. As at any date of determination, with respect to any share of the common stock of Anicom, Inc. held by the Borrower, the fair market value of such share, as determined by the Administrative Agent by reference to the closing price of shares of such stock as traded on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange, as the case may be, in each case, as reported on the Business Day preceding such date of determination by the WALL STREET JOURNAL or by another similar publication deemed reasonably appropriate and authoritative by the Administrative Agent.

          VALUE OF ANICOM STOCK. The amount equal to the Trading Value of all of the shares of the common stock of Anicom, Inc. held by the Borrower multiplied by (i), so long as the Trading Value is greater than $10.00 per share, seventy percent (70%), (ii) so long as the Trading Value is $10.00 per share or less but greater than $1.00, forty percent (40%), or (iii) so long as the Trading Value per share is $1.00 or less, zero percent.

          (B)  deleting the following definitions from such ss.1.1:

          ADJUSTED EBITDA
          COMMITMENT PERCENTAGE
          CONSOLIDATED EXCESS CASH FLOW
          CONSOLIDATED NET EARNINGS AVAILABLE FOR INTEREST CHARGES CONSOLIDATED NET INCOME
          CONSOLIDATED NET WORTH
          CONSOLIDATED TOTAL ASSETS
          CONSOLIDATED TOTAL INTEREST EXPENSE
          CONSOLIDATED LIABILITIES
          CONVERSION DATE
          EUROCURRENCY RESERVE RATE
          LEVERAGE RATIO
          LIBOR BUSINESS DAY
          LIBOR RATE
          LINE OF CREDIT BASE RATE LOANS
          LINE OF CREDIT COMMITMENT
          LINE OF CREDIT COMMITMENT PERCENTAGE
          LINE OF CREDIT LOANS
          LINE OF CREDIT MATURITY
          LINE OF CREDIT NOTE RECORD
          LINE OF CREDIT NOTES
          LINE OF CREDIT USAGE
          LOANS
          NOTES
          RECORD
          REVOLVING BASE RATE LOANS
          SENIOR FUNDED DEBT
          TERM BASE RATE LOANS
          TERM LOAN A
          TERM LOAN A COMMITMENT
          TERM LOAN A COMMITMENT PERCENTAGE
          TERM LOAN A MATURITY DATE
          TERM LOAN A NOTES
          TERM LOAN A RECORD
          TERM LOAN B
          TERM LOAN B MATURITY DATE
          TERM LOAN B NOTES
          TERM LOANS
          TERM NOTES
          TOTAL COMMITMENT
          TOTAL FUNDED DEBT
          TOTAL LINE OF CREDIT COMMITMENT
          TYPE

(b) Section 2.1.2 of the Credit Agreement is amended by deleting such ss.2.1.2 in its entirety and substituting the word "Deleted" therefor.

(c) Sections 2.2 through 2.8 of the Credit Agreement are amended by deleting such Sections and restating them in their entirety as follows:

     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with the sum of their respective Revolving Credit Commitment Percentages a commitment fee calculated at the annual rate equal to the Applicable Margin on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the sum of the Total Revolving Credit Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, exceeds the outstanding amount of the Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $100,000 or an integral multiple thereof or terminate entirely the Total Revolving Credit Commitment whereupon the Revolving Credit Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of such Commitments may be reinstated.

     2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT D-1 hereto (each a "Revolving Credit Note"), completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. INTEREST ON REVOLVING CREDIT. Except as otherwise provided in ss.6.11, each Revolving Credit Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate PLUS the Applicable Margin.

     2.6. REQUESTS FOR REVOLVING CREDIT. The Borrower shall give to the Administrative Agent written notice in the form of EXHIBIT E hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT E hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") one (1) Business Day prior to the proposed Drawdown Date of any Revolving Credit Loan. Each such notice shall specify (a) the principal amount of the Revolving Credit Loan requested, and (b) the proposed Drawdown Date of each such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or a whole multiple of $25,000 in excess thereof.

     2.7. DELETED.

     2.8. FUNDS FOR REVOLVING CREDIT LOAN.

          2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans requested and made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans.

          2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Loans requested to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
     (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

(d) Section 3.2 of the Credit Agreement is amended by deleting the words "FIRST" and "SECOND to the Line of Credit Loans" from the fourth sentence of such ss.3.2.

(e) Sections 3.3 and 4 of the Credit Agreement are amended by deleting such sections and restating them in their entirety as follows:

     3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Administrative Agent, no later than 11:00 a.m. (Boston time) at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this ss.3.3 of any Revolving Credit Loans, specifying the proposed date of prepayment of such Loans. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be applied, in the absence of instruction by the Borrower, to the principal of such Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     4. DELETED.

(f) Section 6.1 of Credit Agreement is amended by deleting such ss.6.1 and restating it as follows:

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                                      -8-



     6.1 RESTRUCTURING FEE. The Borrower shall pay to the Administrative Agent for the pro rata accounts of the Banks a restructuring fee payable as follows:

          (a) $150,000 on the Effective Date of the Ninth Amendment;

          (b) $50,000 on the earlier to occur of (i) the sale of any asset or group of assets in a single transaction the net proceeds of which shall be equal to more than $2,000,000 and (ii) June 30, 1998; and

          (c) $30,000 on July 10, 1998, but only if the Overadvance Amount is greater than $0.00 on such date.

(g) Section 8.17 of the Credit Agreement is amended by deleting the first sentence of such ss.8.17 and restating it in its entirety as follows:

     The proceeds of the Revolving Credit Loans shall be used for working capital and general corporate purposes.

(h)  Section 9.4 of the Credit Agreement is amended by (i) inserting in clause
(a)(i) of such ss.9.4 immediately after the word "qualification" the parenthetical "(except with respect to fiscal year 1997)", (ii) deleting the word "and" at the end of clause (h) of such ss.9.4, (iii) deleting the period at the end of clause (i) of such ss.9.4 and substituting a semicolon therefor, and
(iv) adding the following new clauses (j) and (k) to such ss.9.4:

     (j) notwithstanding clause (b) above, no later than May 22, 1998, the financial statements required to be delivered pursuant to clause (b) above for the first fiscal quarter of 1998; and

     (k) no later than May 22, 1998, fiscal year 1998 projections based on the Borrower's and its Subsidiaries' actual performance for the first fiscal quarter of 1998, which projections shall be prepared (i) including the EEA division of the Borrower and (ii) excluding the EEA division of the Borrower.

(i) Section 9.5 of Credit Agreement is amended by inserting the following new ss.ss.9.5.5 and 9.5.6 at the end of ss.9.5:

     9.5.5. STATUS REPORT ON THE SALE OF THE EEA DIVISION OF THE BORROWER. The Borrower will deliver to the Administrative Agent on the last Business Day of each calendar month commencing on April 30, 1998, a status report on the steps taken by the Borrower to effect a sale of its EEA division, including without limitation, any offers to purchase such division, and the timing and purchase price with respect to any outstanding offers.

     9.5.6. NOTICE OF CLAIM. The Borrower shall deliver to the Administrative Agent a copy of any Claim Notice (as defined in the Escrow Agreement) within twenty-four (24) hours of the Borrower's receipt of the same.

(j) Section 10.8 of the Credit Agreement is amended by adding the following new sentence at the end of such ss.10.8:

     Notwithstanding any term or condition to the contrary set forth in any of the Subordinated Debt Documents, so long as no Default or Event of Default shall have occurred and be continuing or result after giving effect thereto, scheduled interest payments, including any unpaid scheduled interest payments, on the Redemption Notes shall be permitted to be paid on such Notes following the earlier to occur of (A) the sale of the EEA division of the Borrower, the net cash proceeds from which shall be equal to $10,000,000 or more, which shall have been applied to the outstanding Revolving Credit Loans and resulted in a permanent reduction of the Revolving Credit Commitment by such amount, and (B) the date on which the Overadvance Amount is equal to zero.

(k) Section 11 of the Credit Agreement is amended retroactively as of December 31, 1997 by (A) deleting ss.ss.11.1 through 11.5 and substituting the word "Deleted" in each case and (B) deleting ss.11.7 and restating it in its entirety as follows:

     11.7. MINIMUM EBITDA. The Borrower will not permit Consolidated EBITDA at the end of any calendar month commencing on April 30, 1998 to be less than
     (A) $275,000 and (B) $100,000 following the sale of the EEA division of the Borrower.

(l) The Credit Agreement is further amended by (i) deleting each reference to "Line of Credit Loans", "Term Loan A" and "Term Loan B" contained in the Credit Agreement and (ii) substituting for each reference to "Loans" the term "Revolving Credit Loans".

(m) SCHEDULE 1 to the Credit Agreement is amended by deleting such SCHEDULE 1 and restating it in its entirety in the form of SCHEDULE 1 attached hereto.

     ss.3. ADMINISTRATIVE AGENTS SET-UP FEE. The Borrower shall pay to FNBB, as the Administrative Agent on the Effective Date of the Ninth Amendment a set-up fee in the amount of $5,000 for the Administrative Agent's own accounts.

     ss.4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be subject to receipt by the Administrative Agent of:

     (a) this Amendment executed by each of the Borrower, the Banks and the Co-Agents,

     (b)  the set-up fee pursuant to ss.3 of this Amendment,

     (c) the portion of the restructuring fee in the amount of $150,000 pursuant to ss.2(f) of this Amendment,

     (d) evidence of payment in full in cash of the outstanding Line of Credit Loans, Term Loan A and Term Loan B,

     (e) a waiver from each of the Sellers confirming such Seller's agreement to waive all payments on the Subordinated Debt owing to such Seller until the earlier to occur of (i) the sale of the EEA division of the Borrower, the net cash proceeds from which shall be equal to $10,000,000 or more, which shall have been applied to the outstanding Revolving Credit Loans and resulted in a permanent reduction of the Revolving Credit Commitment by such amount, and (ii) the date on which the Overadvance Amount is equal to zero.

     (f) a Third Amended and Restated Revolving Credit Note payable to each of the Banks in the amount equal to each such Bank's Revolving Credit Commitment Percentage of the Total Revolving Credit Commitment, and

     (g) corporate resolutions of the Borrower with respect to the transactions contemplated by this Amendment.

     ss.5. AFFIRMATION AND ACKNOWLEDGMENT OF THE BORROWER. The Borrower hereby ratifies and confirms all of its Obligations to the Banks and the Co-Agents, including, without limitation the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks the Revolving Credit Loans and all other amounts due under the Credit Agreement as amended hereby.

     ss.6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Co-Agents and the Banks as follows:

     (a) REPRESENTATION AND WARRANTIES IN THE CREDIT AGREEMENT. The representations and warranties of the Borrower contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrower, or to the extent that such representations and warranties relate expressly to an earlier date or, with respect to ss.8.5 of the Credit Agreement, except as disclosed in the Borrower's filings made with the Securities and Exchange Commission.

     (b) AUTHORITY, ETC. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

     (c) ENFORCEABILITY OF OBLIGATIONS. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (d) NO DEFAULT. After giving effect to the provisions of ss.2, no Default or Event of Default is continuing, and no Default or Event of Default will exist after execution and delivery of this Amendment.

     ss.7. NO OTHER AMENDMENTS OR WAIVERS. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.

     ss.8. EXPENSES. Pursuant to ss.17 of the Credit Agreement, all costs and expenses incurred or sustained by the Co-Agents in connection with this Amendment, including the fees and disbursements of legal counsel for the Co-Agents in producing, reproducing and negotiating the Amendment, all examination fees, and equipment appraisal fees, will be for the account of the Borrower whether or not the transactions contemplated by this Amendment are consummated.

     ss.9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

     ss.10. MISCELLANEOUS. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as a document under seal as of the date first above written.

                                     CONNECTIVITY PRODUCTS INCORPORATED



                                     By:________________________________________
                                         Name:
                                         Title:



                                     BANKBOSTON, N.A.
                                     F/K/A THE FIRST NATIONAL BANK
                                     OF BOSTON, individually
                                     and as Documentation Agent



                                     By:________________________________________
                                         G. Christopher Miller, Director



                                     NBD BANK, individually and as
                                     Administrative Agent



                                     By:________________________________________
                                         Name:
                                         Title: